EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

                   COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES

                              FED. I.D. 11-2037182



         NAME OF SUBSIDIARY                         I.D. NUMBER
         ------------------                         -----------


  Atlantic Hardware and Supply Corporation           13-2687036

  Wel-Com Financial Services, Inc.                   31-0484520

  Colonial Commercial Sub Corp.                      11-3391045

  Devon Capital Corporation                          11-2511952


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